UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

ConforMIS, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 15, 2017, ConforMIS, Inc. (the “Company”) granted restricted stock awards and options to purchase common stock of the Company to certain employees, as part of the Company’s annual employee compensation process. This included grants to Mark A. Augusti, the Company’s President and Chief Executive Officer, which were made in lieu of the annual long-term incentive awards specified in his employment agreement effective November 14, 2016 as amended and restated on December 2, 2016. Mr. Augusti received an option to purchase common stock of the Company (the “Stock Option”) and an award of restricted common stock of the Company (the “Restricted Stock Award”). The Stock Option is an option to acquire 190,114 shares of the Company’s common stock having an approximate value of as of the date of grant of $500,000, based on a Black Scholes value calculated using the 60-day average closing price of the common stock on the date of grant. Additionally, the Stock Option was granted under and subject to the terms of the Company’s 2015 Stock Incentive Plan; has an exercise price equal to the fair market value of the Company’s common stock on the date of grant; will vest in equal monthly installments over a four (4) year period, subject to Mr. Augusti’s continued employment with the Company on each applicable vesting date; and otherwise is subject to the terms as are set forth in the Company’s standard form of stock option agreement and the annual long-term incentive program. The Restricted Stock Award represents a grant of 95,602 shares of the Company’s common stock having an approximate value of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant. The Restricted Stock Award was granted under and subject to the terms of the Company’s 2015 Stock Incentive Plan; will vest in equal annual installments over a four (4) year period beginning on the first anniversary of the date of grant subject to Mr. Augusti’s continued employment on each applicable vesting date; and otherwise is subject to the terms of the Company’s standard form of restricted stock award agreement and the annual long-term incentive program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: May 19, 2017	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer